UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2021, Safehold Operating Partnership LP (the “Issuer”), a Delaware limited partnership and subsidiary of Safehold Inc. (the “Guarantor”), completed an underwritten public offering of $400,000,000 aggregate principal amount of its 2.800% Senior Notes due 2031 (the “Notes”).

The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”). The terms of the Notes are governed by an indenture, dated as of May 7, 2021 (the “Base Indenture”), by and among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of May 7, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including requirements to maintain a certain percentage of total unencumbered assets by the Issuer. Copies of the Base Indenture and the First Supplemental Indenture, including the form of Notes and the Guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The purchase price paid by the underwriters for the Notes was 99.127% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the collateral securing the same) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries and of any entity the Issuer accounts for using the equity method of accounting and to all preferred equity not owned by the Issuer, if any, in its subsidiaries and of any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at 2.800% per annum. Interest is payable on June 15 and December 15 of each year, beginning December 15, 2021, until the maturity date of June 15, 2031.

The Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option and sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•	a make-whole premium calculated in accordance with the Indenture,

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, on or after March 15, 2031 (three months prior to the maturity date of the Notes), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•	failure by the Issuer or the Guarantor to comply with any of the Issuer’s or the Guarantor’s respective other agreements in the Notes, the Guarantee or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of at least 25% in principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•	failure to pay any debt (other than non-recourse debt) for monies borrowed by the Issuer, the Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $60.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is, or has become, the primary obligation of the Issuer or the Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•	the Guarantee of the Notes ceases to be in full force and effect or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the indenture or its Guarantee; or

•	certain events in bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee of the Issuer, Guarantor, or any Significant Subsidiary or all or substantially all of their respective property.

The descriptions of the Indenture and the First Supplemental Indenture in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and the First Supplemental Indenture, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 7, 2021, among Safehold Operating Partnership LP, as issuer, Safehold Inc., as guarantor, and U.S. Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 7, 2021, among Safehold Operating Partnership LP, as issuer, Safehold Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of the Notes and the Guarantee.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021

Safehold Inc.

By:	/s/ Jay Sugarman
Jay Sugarman
Chairman of the Board and Chief Executive Officer